Exhibit 10.57

FIRST AMENDMENT TO THE
TYSON FOODS, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT
AND LIFE INSURANCE PREMIUM PLAN
(AS AMENDED AND RESTATED AS OF NOVEMBER 14, 2014)

THIS FIRST AMENDMENT is made on this ____ day of _______________, 2014, by TYSON FOODS, INC., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company maintains the Tyson Foods, Inc Supplemental Executive Retirement and Life Insurance Premium Plan (the “Plan”) originally effective as of March 12, 2004 and as most recently amended and restated as of November 14, 2014;

WHEREAS, the Company desires to amend the Plan to modify prospectively the annuity forms of payment opportunities available under the Plan; to modify prospectively the SERP benefit formula; to freeze the portion of the Plan providing for life insurance premium payments; and to make other clarifying revisions as provided herein; and

WHEREAS, this First Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

NOW, THEREFORE, the Company does hereby amend the Plan, effective as of the various dates set forth below, as follows:

1.    By deleting, effective as of March 1, 2007, Section 2.21(b) in its entirety and by substituting therefor the following:

(b)    ‘Inactive Participant’ means a Participant who ceases to be an Active Participant, who has not become a Retired Participant and who:

(1)    had a Nonforfeitable right to his or her SERP retirement benefits before ceasing to be an Active Participant;

(2)    (i) continues to be a Contracted Officer of the Company or an Affiliate but who, as a result of a change in status, ceases to be an Eligible Contracted Officer; or (ii) ceases to be a Contracted Officer but returns to Eligible Contracted Officer under the criteria set forth in Section 3.5(b)(2); or

(3)    has his or her Active Participant status terminated solely by reason of Section 2.21(a)(4).

A Participant described in Section 2.21(b)(2) above who earns a Nonforfeitable right to his or her SERP retirement benefit while an Inactive Participant shall be eligible for retirement benefits in accordance with Section 4 from and after the date the SERP retirement benefit becomes Nonforfeitable. However, as set forth in Section 3.5, for purposes of Sections 4.2(a)(1) and 4.2(b)(1), no increase in SERP retirement benefits shall be attributed to Compensation paid or for services rendered during the period of time that such a Participant is classified as an Inactive Participant.”

2.    By adding, effective for Retired Participants commencing the payment of SERP retirement benefits on or after January 1, 2015, new Section 2.27A as follows:

“2.27A    ‘Spouse’ means a person who, at the time payment of a Retired Participant’s SERP retirement benefits are to commence, is alive and married to the Participant and has been married for at least one year to the Participant as evidenced by a valid marriage certificate. For purposes of determining whether a same-sex spouse constitutes a “Spouse” hereunder, Spouse means the individual to whom a Participant is lawfully married according to the law of the state or other jurisdiction in which such marriage occurred.”

3.    By deleting, effective as of March 12, 2004, Section 2.28 in its entirety and by substituting therefor the following:

“2.28    ‘Vesting Service’ means:

(a)Except as otherwise provided in this Section 2.28, the total number of years and completed months of continuous service rendered by an Active Participant as an employee of the Company or an Affiliate, whether or not as a Contracted Officer.

(b)Vesting Service includes any periods of authorized leaves of absence from the Company or any Affiliate by a Participant, including but not limited to leaves required to be granted pursuant to the Family and Medical Leave Act of 1993 and the Uniformed Services Employment and Reemployment Rights Act, and, notwithstanding any other provision of this Plan to the contrary, any period of an authorized leave of absence while disability benefits are being paid to the Participant under a short-term or long-term disability plan then maintained by the Company or an Affiliate.

(c)    An Active Participant who ceases to be an Eligible Contracted Officer but who continues to be a Contracted Officer shall receive credit for Vesting Service while his or her status as a Contracted Officer continues.

(d)    An Active Participant who ceases to be a Contracted Officer before re-qualifying as an Active Participant shall receive credit for Vesting Service performed for his or her prior continuous period of service as an employee of the Company or an Affiliate, provided he or she returns to Eligible Contracted Officer status within five (5) years from losing his or her status as an Eligible Contracted Officer; however, such credit shall count only for purposes of determining whether his or her SERP retirement benefits are Nonforfeitable and not for purposes of determining the amount of the SERP retirement benefit under either Section 4.2(a)(2) or Section 4.2(b)(2). Such a Participant shall not earn Vesting Service during the period commencing with the date he or she ceased to be an Active

Participant for as long as he or she thereafter was not a Contracted Officer, unless and until he or she returns to Eligible Contracted Officer status within five (5) years from losing that status.

(d)    Subject to approval by the Plan Administrator, a Participant may be granted additional years of Vesting Service for purposes of determining benefits under the Plan. Additional service granted under provisions of an individual agreement between the Company or any Affiliate and a Participant or under any severance plan or policy of the Company covering the Participant shall also be included in determining Vesting Service, but only in accordance with the specific terms of such provisions.”

4.    By deleting, effective July 1, 2014, Section 3.2 in its entirety and by substituting therefor the following:

“3.2    Commencement of LIP Participation. An Active Participant is eligible for LIP benefits if he or she timely applies for and is issued a policy on his or her life of a type and by an insurer designated by the Plan Administrator effective as of the date of coverage indicated by such policy. Notwithstanding the foregoing, an Active Participant shall not be eligible for LIP benefits if he or she first commences, or an Inactive Participant recommences, participation in the Plan pursuant to Section 3.1 on or after July 1, 2014.”

5.    By deleting, effective July 1, 2014, Section 3.4 in its entirety and by substituting therefor the following:

“3.4     Termination of LIP Participation. Except as provided in this Section 3.4, an Active Participant who is otherwise eligible for LIP benefits shall remain a Participant under the LIP portion of the Plan through the policy anniversary date immediately following his or her Separation from Service, unless:

(a)his or her otherwise Nonforfeitable benefits are forfeited pursuant to Section 8.5;

(b)the policy issued to the Participant, as contemplated by Section 3.2, is surrendered, modified or exchanged by the Participant or the Participant causes a diminution in the policy’s cash surrender value by withdrawing from, or borrowing against, the policy; or

(c)the Participant refuses or neglects to cooperate with the Plan Sponsor in its efforts to confirm whether any circumstances described in Section 3.4(b) exist.

When a Participant ceases to be an Active Participant but continues in the service of the Company or an Affiliate, he or she shall cease to be a Participant under the LIP portion of the Plan as of the policy anniversary date immediately following his or her change in status and shall have no rights to LIP benefits thereafter even if the Participant re-commences participation as an Active Participant.

As a condition to participation, or continued participation, in the Plan, a Participant who is otherwise eligible for LIP benefits shall be required to reimburse the Plan Sponsor for the reimbursable portion of any premium paid on the policy issued to the Participant in connection with his or her participation in the Plan if the Participant experiences a Separation from Service within one (1) year of his or her original date of hire with the Company or any Affiliate.”

6.    By deleting, effective March 1, 2007, Section 3.5 in its entirety and by substituting therefor the following:

“3.5    Inactive Participant.

(a)    For purposes of Sections 4.2(a)(1) and 4.2(b)(1), no increase in SERP retirement benefits shall be attributed to Compensation paid or for services rendered during the period of time that a Participant is classified as an Inactive Participant,. In addition, any Compensation paid or services rendered during any prior period of time when an Inactive Participant was an Active Participant shall be disregarded, except as provided below:

(1)    Eligible Contracted Officer to Ineligible Contracted Officer. An Active Participant who ceases to be an Eligible Contracted Officer but who continues to be a Contracted Officer shall receive credit for Compensation earned and Creditable Service performed for his or her prior period of time as an Eligible Contracted Officer for purposes of Sections 4.2(a)(1) and 4.2(b)(1).

(2)    Eligible Contracted Officer to Non-Officer. An Active Participant who ceases to be a Contracted Officer before re-qualifying as an Active Participant shall receive credit for Compensation earned and Creditable Service performed for his or her prior period of time as an Eligible Contracted Officer for purposes of Sections 4.2(a)(1) and 4.2(b)(1), provided he or she returns to Eligible Contracted Officer status within five (5) years from losing that status.

(b)    Special Crediting by Plan Administrator. Compensation and Creditable Service shall be recognized to the extent expressly awarded to an Inactive Participant by the Plan Administrator pursuant to Sections 2.7(c) and 2.9.

(c)    Section 9.3/9.5 Events. Notwithstanding the other limiting provisions of this Section 3.5, a Participant who has his or her Active Participant status terminated solely by reason of Section 2.21(a)(4) shall be subject to the general provisions of the Plan, as expressly modified by Section 9.3 or 9.5, as applicable.”

7.    By deleting, effective July 1, 2014, Section 4.1(c) in its entirety and by substituting therefor the following:

“(c)    An Active Participant, or an Inactive Participant who is then a Contracted Officer and, who has become subject to a Disability prior to earning a Nonforfeitable right to benefits under either Section 4.1(a) or (b) above shall have a Nonforfeitable right to benefits under this Section 4, subject to the provisions of Sections 6.3 and 8.5, and may retire prior to Normal Retirement Age and receive payment of a Disability Retirement Allowance under the SERP.

Payment of the Disability Retirement Allowance shall commence as soon as practicable following the end of the calendar year in which the Participant actually experiences a Separation from Service due to a Disability. Notwithstanding the foregoing, an Active Participant who first commences, or an Inactive Participant who recommences, participation in the Plan pursuant to Section 3.1 on or after July 1, 2014 shall not be eligible for a Disability Retirement Allowance.”

8.    By deleting, effective for Retired Participants commencing the payment of SERP retirement benefits on or after January 1, 2015, Section 4.1(e) in its entirety and by substituting therefor the following:

“(e)    Payment of the Normal Retirement Allowance, Early Retirement Allowance or Disability Retirement Allowance, as applicable, to a Participant who is otherwise entitled to such an allowance shall commence within the first ninety (90) days of the calendar year immediately following the calendar year in which the Participant actually experiences a Separation from Service and successive payments shall be made during the same ninety (90)-day period in each subsequent calendar year for as long as the annuity form of payment in effect under Section 5 requires.”

9.    By adding, effective July 1, 2014, the following paragraph to the end of Section 4.2(a):

“Notwithstanding the foregoing, the Normal Retirement Allowance of a Participant whose SERP retirement benefit is calculated pursuant to this Section 4.2(a) and (A) who first commences participation in the Plan on or after July 1, 2014; or (B) who, as an Inactive Participant, recommences participation in the Plan on or after July 1, 2014 shall be determined solely by the computation under Section 4.2(a)(1).”

10.    By adding, effective July 1, 2014, the following paragraph to the end of Section 4.2(b):

“Notwithstanding the foregoing, the Normal Retirement Allowance of a Participant whose SERP retirement benefit is calculated pursuant to this Section 4.2(b) and (A) who first commences participation in the Plan on or after July 1, 2014; or (B) who, as an Inactive Participant, recommences participation in the Plan on or after July 1, 2014 shall be determined solely by the computation under Section 4.2(b)(1).”

11.    By deleting, effective July 1, 2014, Section 4.4 in its entirety and by substituting therefor the following:

“4.4    Amount of Disability Retirement Allowance. The annual Disability Retirement Allowance under the SERP for Participants who have a Nonforfeitable right to such an allowance pursuant to Section 4.1(c) shall be equal to the sum of the amount described in Sections 4.2(a)(2) and 4.2(a)(3) or Sections 4.2(b)(2) and 4.2(b)(3), as applicable, without regard to whether the Participant has twenty (20) years of Vesting Service. Notwithstanding the foregoing, an Active Participant who first commences, or an Inactive Participant who recommences, participation in the Plan pursuant to Section 3.1 on or after July 1, 2014 shall not be eligible for a Disability Retirement Allowance.”

12.    By deleting, effective for Retired Participants commencing the payment of SERP retirement benefits on or after January 1, 2015, Section 5 in its entirety and by substituting therefor the following:

“SECTION 5
FORMS OF SERP PAYMENT

The normal form of SERP retirement benefits calculated under Sections 4.2, 4.3, and 4.4 shall be a single life annuity providing for an annual pension payment during the Retired Participant’s lifetime only. If a Retired Participant has a Spouse at the time payment his or her SERP retirement benefits are to commence, the Participant may elect payment in the form of a joint and fifty percent (50%) survivor annuity providing for an annual pension payment during the Retired Participant’s lifetime and an annual pension payment to the Spouse for the lifetime of the Spouse equal to fifty percent (50%) of the annual pension that was paid to the Retired Participant. If a Retired Participant does not have a Spouse at the time payment of his or her SERP retirement benefits are to commence, the form of payment shall be a single life annuity providing for an annual pension payment during the Retired Participant’s lifetime only. A Retired Participant who has a Spouse may elect payment in the form of a single life annuity. Election of the form of payment opportunity available to a Participant with a Spouse shall be made in such manner as prescribed by the Plan Administrator.

The SERP portion of the Plan pays no pre-retirement benefits and no death benefits. No person other than a Retired Participant, and, if applicable, a surviving Spouse is eligible to receive SERP retirement benefits earned by that Participant. A person who may become the Spouse of a Participant after the date SERP retirement benefits have commenced is not eligible for any SERP retirement benefits.

The value of each alternative form of payment shall have the same Actuarial Equivalent value as the value of a Participant’s SERP retirement benefits determined in accordance with Section 4.”

13.    By deleting, effective July 1, 2014, Section 6.1 in its entirety and by substituting therefor the following:

“6.1    Amount of LIP Benefit. The LIP benefit is an annual amount payable during the period that the Participant is an eligible Active Participant pursuant to Section 3.2 and is equal to the sum of (a) the amount of the annual premium due under the policy described in Section 3.2, reduced by the portion of such annual premium payable by the Participant as and to the extent determined by the Plan Administrator, plus (b) the amount determined under Clause (a) multiplied by the tax withholding rate for supplemental wages applicable to the Participant. The face amount of the death benefit under the policy shall depend upon the type of policy designated by the Plan Administrator pursuant to Section 3.2 for the Participant. The Plan Administrator may adjust the death benefit face amount from time to time in its discretion.”

14.    By deleting, effective July 1, 2014, Section 6.3 in its entirety and by substituting therefor the following:

“6.3    Forfeiture of SERP Retirement Benefits. Notwithstanding any other provision of this Plan to the contrary, if an Active Participant otherwise eligible for LIP benefits under Section 3.2 forfeits the right to the continuation of LIP benefits pursuant to either Section 3.4(b) or (c), the Participant shall also forfeit that portion of his or her SERP retirement benefits that would otherwise be payable pursuant to Sections 4.2(a)(2) and (3) or Sections 4.2(b)(2) and

(3), as and to the extent applicable, whether in the form of a Normal, Early or Disability Retirement Allowance.”

15.    By deleting, effective July 1, 2014, Section 9.5(b) in its entirety and by substituting therefor the following:

“(b)    LIP Benefits. Notwithstanding Section 3.4 to the contrary, each Active Participant who is otherwise eligible for a LIP benefit under Section 3.2 immediately prior to the effective date of a Change of Control shall continue to receive the LIP benefit contemplated by Section 6 until the earlier of the Participant’s attainment of age 62 or Separation from Service, regardless of any subsequent termination of the Plan.”

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this First Amendment.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on the day and year first above written

TYSON FOODS, INC.

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